Exhibit 23(b)


                           CONSENT OF INDEPENDENT AUDITORS



          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cover-All Technologies Inc. for the registration of 2,500,000 shares of its common stock and to the incorporation by reference therein of our report dated April 11, 1997, with respect to the consolidated financial statements and schedule of Cover-All Technologies Inc. for the years ended December 31, 1996 and 1995 included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                                       ERNST & YOUNG LLP



          Hackensack, New Jersey
          December 7, 1998